                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           NTN COMMUNICATIONS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                 Delaware                           31-1103425
          (State of Incorporation               (I.R.S. Employer
             or Organization)                   Identification No.)

   5966 La Place Court, Carlsbad, California          92008
   (Address of Principal Executive Offices)         (Zip Code)


       Securities to be Registered Pursuant to Section 12(b) of the Act:

       Title of Each Class                      Name of Each Exchange on Which
       to be so Registered                      Each Class is to be Registered
       -------------------                      ------------------------------


Redeemable Common Stock Purchase Warrants          American Stock Exchange


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

       Securities to be Registered Pursuant to Section 12(g) of the Act:


                                     None
                               (Title of Class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
          -------------------------------------------------------

     There is hereby incorporated herein by reference the description of the Redeemable Common Stock Purchase Warrants (the "Warrants") of NTN
Communications, Inc. (the "Company") contained in the Company's Registration Statement on Form S-3 (File No. 333-14129).


ITEM 2.   EXHIBITS.
          --------

     The Warrants are listed on the American Stock Exchange. The common stock of the Company also is listed on the American Stock Exchange. The following exhibits required in accordance with Part I to the Instructions as to Exhibits on Form 8-A have been duly filed with the American Stock Exchange:

     4.1 Warrant Agreement between the Company and American Stock Transfer & Trust Company, including Specimen Warrant Certificate.

                                  SIGNATURES



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  May 18, 1998              NTN COMMUNICATIONS, INC.



                                 By:/s/ Gerald Sokol, Jr.
                                    ---------------------
                                    Gerald Sokol, Jr.,
                                    President and Chief Executive Officer

                                 EXHIBIT INDEX


Exhibit Number                    Description
--------------                    -----------

  4.1 Warrant Agreement between NTN Communications, Inc. and American Stock Transfer & Trust Company, including Specimen Warrant Certificate, filed as an exhibit to the Company's Registration Statement on Form S-3 (File No. 333-14129).